Contacts:

Amber Blaha NaviSite, Inc. 978.946.8647 ablaha@navisite.com	Jolene Bonina Lois Paul & Partners 781.782.5849 jolene_bonina@lpp.com
NaviSite Reports Fourth Quarter and Fiscal Year 2006 Results
NaviSite Returns to Operating Profitability in its Fourth Quarter; Ends Fiscal Year
2006 with Record Quarterly and Full Year EBITDA; Continues Organic Revenue Growth
Andover, MA. September 26, 2006 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of application management, professional services, and secure content delivery solutions for enterprises in the middle market, today reported financial results for its fourth quarter and fiscal year 2006, which ended July 31, 2006.
Fourth Quarter and Fiscal Year 2006 Financial Results:
Revenue for the fourth quarter of fiscal year 2006 increased 14% to $29.4 million, compared to $25.8 million for the fourth quarter of fiscal year 2005, and increased 19% over the fourth quarter of fiscal year 2005 excluding the $1.1 million in revenue recorded in the fourth quarter of fiscal year 2005 related to the Microsoft Business Solutions Software and Professional Services (MBS) Practice sold in July 2005. Sequentially, revenue for the fourth quarter of fiscal year 2006 increased 5% over the $27.9 million of revenue recorded in the third quarter of fiscal year 2006. Revenue for fiscal year 2006 was $109.1 million compared to $109.9 million in fiscal year 2005. Excluding the $4.3 million in revenue recorded in fiscal year 2005 from the MBS Practice sold in July 2005, revenue increased 3.3% over fiscal year 2005.
Income from operations was $353 thousand in the fourth quarter of fiscal year 2006 as compared to a loss from operations of $2.4 million in the fourth quarter of fiscal year 2005 and a loss from operations of $1.0 million in the third quarter of fiscal year 2006. This marks the first quarterly income from operations in four years and highlights the significant progress made by the Company during the fiscal year.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NaviSite recorded $6.4 million of EBITDA, excluding impairment, stock-based compensation and one-time charges (“EBITDA”), for the fourth quarter of fiscal year 2006, the highest quarterly EBITDA in the Company’s history and a 69% increase over the $3.8 million of EBITDA reported in the fourth quarter of fiscal year 2005. This marked the Company’s twelfth consecutive quarter of positive EBITDA, increasing from $4.2 million in the third fiscal quarter of 2006, $2.9 million in the second fiscal quarter of 2006, and $2.9 million in the first fiscal quarter of 2006. The Company completed fiscal year 2006 with $16.4 million in EBITDA compared to $10.9 million for fiscal year 2005, which represents a 51% increase in EBITDA.
The Company reported a net loss of $3.0 million or a loss of $0.11 per share including a non-cash compensation charge of $1.2 million for the fourth quarter of fiscal year 2006, as compared with a net loss of $1.8 million or a loss of $0.06 per share including a non-cash compensation charge of $0.2 million for the same quarter of fiscal year 2005, or a loss of $4.3 million or a loss of $0.15 per share in the fourth quarter of fiscal year 2005 excluding the gain on the sale of the Company’s MBS Practice. Net loss for fiscal year 2006 was $13.9 million or a loss of $0.49 per share including a non-cash compensation charge of $4.4 million, as compared with a net loss of $16.1 million or a loss of $0.57 per share for fiscal year 2005, which included a non-cash compensation charge of $0.8 million. The Company continued to increase its cost efficiencies as demonstrated in the decreased net loss and net loss per share.
NaviSite generated positive cash flow during the fourth quarter of fiscal year 2006, ending with $3.4 million of cash at July 31, 2006 a reduction of $3.5m from the beginning of the fiscal year but an increase of $2.6 million from the end of the third quarter of fiscal year 2006. The Company attributes this increase in cash during the fourth quarter to positive cash flow from operations partially offset by cash used for investing and financing activities.
“We are very pleased with our record EBITDA performance for both the quarter and the year,” said Arthur Becker, CEO, NaviSite. “Fiscal year 2006 was a milestone year for the Company as we achieved organic revenue growth that accelerated during the fiscal year, realized continued strong bookings and repaid our short term obligations with a new five-year term loan from Silver Point Finance. We successfully accomplished these objectives, while continuing to gain cost efficiencies from leveraging our Global Delivery operating platform. In addition, we continued our focus on increasing our sales pipeline and application management opportunities through our relationships with Oracle and Microsoft. “
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

Business Highlights for the Fourth Quarter and Fiscal Year 2006:
Key business highlights for the fourth quarter of fiscal year 2006:
•	Achieved strong bookings in our hosting business, booking approximately $427,000 of new monthly recurring revenue in the fourth quarter of fiscal year 2006, compared to approximately $295,000 of new monthly recurring revenue in the fourth quarter of fiscal year 2005. The total contract value of hosting and professional services bookings was $16.2 million during the fourth quarter of fiscal year 2006, compared to $11.1 million during the fourth quarter of fiscal year 2005. Total new bookings of monthly recurring revenue were $2.0 million in fiscal year 2006, an increase of 43% compared to the $1.4 million of new bookings of monthly recurring revenue in fiscal year 2005.
•	Signed 51 new customers in the fourth quarter of fiscal year 2006, including Cisco Systems, Oracle Corporation UK Ltd., Keystone Human Services, Hachette Book Group, Northeastern University, Loma Linda University Medical Center, Aventine Renewable Energy, and Sotheby’s International Realty.
•	Renewed existing customer contracts or expanded business with companies such as H2F Media, Books 24x7, The Physicians of Tufts-New England Medical Center, Inc., and Mitsubishi Motors North America.
•	Maintained low customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, at 1.1% per month for the fourth quarter of fiscal year 2006 compared to 1.1% per month for the fourth quarter of fiscal year 2005.
•	Initiated a major program to further develop, market and sell our existing Content Delivery Services which include Electronic File Delivery, Streaming and Application Acceleration.
•	Completed another successful SAS 70 Type II audit in NaviSite’s Andover, Massachusetts and San Jose, California data centers. This represents the fifth consecutive successful audit for the Company’s Andover facility, and the second consecutive successful audit for NaviSite’s San Jose facility.
•	Recognized by CMP Technology’s VARBusiness magazine as one of North America’s top technology integrators. NaviSite placed number 210 in the 12th annual VARBusiness 500 ranking, an increase in ranking from number 231 in 2005.
NaviSite also achieved a number of significant milestones in fiscal year 2006.
NaviSite repaid its maturing debt to Silicon Valley Bank and to Waythere (formerly Surebridge) with a new five year facility from Silver Point Finance for a $70 million term loan and $3 million revolving
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

credit facility. NaviSite also closed a $5 million credit facility with Atlantic Investors and restructured the terms of an existing $3 million secured promissory note issued to Atlantic Investors by NaviSite, extending the maturity date to five years and 90 days after the closing date of the Silver Point transaction.
NaviSite achieved organic revenue growth during each of the quarters of fiscal year 2006, after taking into account the sale of the Company’s MBS Practice in the fourth quarter of fiscal year 2005, realizing 11% growth in revenues in the second half of the year compared to the first half of the fiscal year.
NaviSite continued to expand its operations in New Delhi, India, marking the one-year anniversary of this location in January 2006. Today, this operation includes approximately 140 employees who are closely tied with the direct support of the Company’s hosting and professional service organizations. The India-based Network Operations Center (NOC) is fully-operational with failover back to the U.S., and the team is tightly integrated with U.S. operations in delivering remote infrastructure management support for managed messaging, database management, server administration, and enterprise application monitoring and management for customers.
NaviSite significantly strengthened its Professional Services capabilities during the fiscal year. NaviSite Professional Services provides planning, implementation, and optimization services for Oracle enterprise applications and has defined Practice Areas in Enterprise Resource Planning, Customer Relationship Management, Business Intelligence, Oracle Fusion Middleware, Enterprise Architecture, and Business Process Re-engineering and Change Management. The Professional Services practice has generated significant momentum, particularly in the High Tech and Healthcare industry segments.
NaviSite made investments in the channel sales, inside sales, and business development aspects of its Sales and Marketing organizations. The Company hired Mike Mazur, VP of Channel Sales & Alliances, at the beginning of the fiscal year to bring increased focused to NaviSite’s channel sales approach. In April 2006, Mazur was named by the editors of CMP Media’s VARBusiness to North America’s “Channel Executives to Watch” list for his leadership, vision, and successful execution in the channel. To further drive organic growth, NaviSite has significantly expanded its inside sales and business development teams to focus on the high volume of smaller transactions, while freeing the Company’s direct sales force to focus on larger and more complex opportunities. In addition, NaviSite recently announced the appointment of Doug Mow as Vice President of Marketing. He will be responsible for continued development of the Company’s customer-focused product portfolio, as well as corporate branding and communications activities.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NaviSite also announced several new services in fiscal year 2006, including Help Desk Support for Applications, Online Backup, Remote Monitoring & Management Services, and Application Management Services for Microsoft Dynamics CRM 3.0. The Company continued to maintain its commitment to rigorous processes and third-party validation of its delivery capabilities, as evidenced by NaviSite’s recertification as a Microsoft Gold Certified Partner, Oracle Partner Certification, and successful, bi-annual SAS 70 Type II audits.
Guidance:
NaviSite projects revenue for the first quarter of fiscal year 2007 to be between $29.0 and $29.5 million, expected growth of 15% over the first quarter of fiscal year 2006. EBITDA, excluding impairment, stock-based compensation and other one-time charges, is projected to be between $5.5 and $6.0 million for the first quarter of fiscal year 2007, representing 95% growth over the first quarter of fiscal year 2006.
Conference Call Scheduled for September 27, 2006:
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s fourth quarter and fiscal year 2006 financial results at 9:00 a.m. Eastern Time on September 27, 2006.
Call In Details:
Date and Time: Wednesday, September 27, 2006, 9:00 a.m. Eastern Time
Call In #: 800-901-5226 (International: 617.786.4513)
Enter PIN#: 10464915
Dial In Replay: 888-286-8010 (International: 617-801-6888)
Enter PIN#: 10859807
Available 30 minutes following the conclusion of the call and archived through September 27, 2007.
Archived Replay: http://www.navisite.com/earningscalls. Available 24 hours following conclusion of the call.
Call-in and replay details can also be found on NaviSite’s website at http://www.navisite.com/sublevel.aspx?id=112.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

EBITDA:
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment, non-cash stock-based compensation and one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the first quarter of fiscal year 2007 is also included in this release.
About NaviSite, Inc.
NaviSite provides application management, professional services, and secure content delivery solutions for enterprises in the middle market. Leveraging a proven set of technologies and extensive subject matter expertise, we deliver cost-effective, flexible solutions that provide responsive and predictable levels of service for our clients’ businesses. Over 900 companies across a variety of industries rely on NaviSite to build, implement and manage their mission-critical systems and applications. NaviSite is a trusted advisor committed to ensuring the long-term success of our customers’ business applications and technology strategies. NaviSite has 14 state-of-the-art data centers and eight major office locations across the U.S., U.K. and India. For more information, please visit www.navisite.com.
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This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings, and NaviSite’s strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit,
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the
Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or make expected future investments in NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to Silver Point Finance and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2006 AND 2005

EBITDA Summaries

	For the Three Months Ended
	July 31, 2006	July 31, 2005
	Unaudited
	(In thousands)
Net loss, as reported	$(3,045)	$(1,843)

Depreciation	2,148	2,258
Interest expense, net	3,123	1,757
Taxes	293	286
Amortization	1,528	1,341

EBITDA	4,047	3,799

Impairments	859	1,574
Non-cash compensation	1,246	191
Severance and acquisition migration costs	215	86
Sale of MBS practice and legal settlements		(1,879)

EBITDA, excluding impairments, non cash compensation, severance and acquisition migration costs, sale of MBS practice and legal settlements	$6,367	$3,771

	For the Fiscal Year Ended
	July 31, 2006	July 31, 2005
	Unaudited
	(In thousands)
Net loss, as reported	$(13,931)	$(16,084)

Depreciation	7,915	9,072
Interest expense, net	9,302	7,529
Taxes	1,173	1,338
Amortization	5,290	5,612

EBITDA	9,749	7,467

Impairments	1,373	3,046
Non-cash compensation	4,358	769
Public offering fees	600	—
Severance and acquisition migration costs	356	1,624
Sale of MBS practice and legal settlements	—	(2,052)

EBITDA, excluding impairments, non cash compensation, severance and acquisition migration costs, sale of MBS practice and legal settlements	$16,436	$10,854

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2006 AND 2005

Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Fiscal Year Ended
	July 31, 2006	July 31, 2005	July 31, 2006	July 31, 2005
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue	$29,320	$25,762	$108,844	$109,731
Revenue, related parties	99	30	243	132

Total revenue	29,419	25,792	109,087	109,863

Cost of revenue	19,569	17,892	75,064	80,227
Impairment, restructuring and other	—	(32)	—	383

Total cost of revenue	19,569	17,860	75,064	80,610

Gross profit	9,850	7,932	34,023	29,253

Operating expense:
Operating expense	8,637	8,747	36,543	36,593
Impairment, restructuring and other	860	1,605	1,373	2,662

Total operating expenses	9,497	10,352	37,916	39,255

Income (Loss) from operations	353	(2,420)	(3,893)	(10,002)

Other income (expense):
Interest income	92	12	283	61
Interest expense	(3,216)	(1,769)	(9,585)	(7,590)
Other income (expense), net	19	2,620	437	2,785

Loss before income tax expense	(2,752)	(1,557)	(12,758)	(14,746)
Income tax expense	(293)	(286)	(1,173)	(1,338)

Net loss	$(3,045)	$(1,843)	$(13,931)	$(16,084)

Basic and diluted net loss per common share	$(0.11)	$(0.06)	$(0.49)	$(0.57)

Basic and diluted weighted average number of common shares outstanding	28,888	28,481	28,601	28,202

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2006 AND 2005

Condensed Consolidated Balance Sheets

	July 31, 2006	July 31, 2005
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$3,360	$6,816
Accounts receivable, less allowance for doubtful accounts of $1,944 at July 31, 2006 and $2,887 at July 31, 2005	11,872	10,688
Due from related party	30	101
Prepaid expenses and other current assets	9,234	3,169

Total current assets	24,496	20,774

Non-current assets	77,913	80,403

Total assets	$102,409	$101,177

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts receivable financing line, net	$—	$20,347
Notes payable, current portion	2,115	1,145
Notes payable to Waythere, Inc. (Surebridge), current portion	—	35,361
Notes payable to AppliedTheory Estate, current portion	6,000	6,000
Note payable to related party	—	3,000
Capital lease obligations, current portion	2,081	1,259
Accounts payable	5,338	8,122
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,034	23,100

Total current liabilities	33,568	98,334

Total non-current liabilities	70,817	5,515

Total liabilities	104,385	103,849

Total stockholders’ equity (deficit)	(1,976)	(2,672)

Total liabilities and stockholders’ equity (deficit)	$102,409	$101,177

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2006 AND 2005

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	July 31, 2006	July 31, 2005
	Unaudited
	(In thousands)

Net cash provided by operating activities	$4,303	$4,007

Net cash provided by (used for) investing activities	(1,428)	1,965

Net cash used for financing activities	(247)	(722)

Net increase in cash	2,628	5,250
Cash and cash equivalents, beginning of period	732	1,566

Cash and cash equivalents, end of period	$3,360	$6,816

	For the Fiscal Year Ended
	July 31, 2006	July 31, 2005
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$(3,410)	$6,604

Net cash used for investing activities	(5,755)	(907)

Net cash provided by (used for) financing activities	5,709	(2,076)

Net increase (decrease) in cash	(3,456)	3,621
Cash and cash equivalents, beginning of period	6,816	3,195

Cash and cash equivalents, end of period	$3,360	$6,816

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FIRST QUARTER OF FISCAL YEAR 2007

Reconciliation of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	October 31, 2007
	Range Low	Range High
	(In thousands)
Expected Net loss	$(2,511)	$(2,011)
Expected Depreciation	2,241	2,241
Expected Interest expense, net	3,177	3,177
Expected Taxes	293	293
Expected Amortization of intangible assets	1,370	1,370

Expected EBITDA	$4,570	$5,070

Expected Non-cash compensation	930	930

Expected Adjusted EBITDA	$5,500	$6,000

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA